Exhibit 10.2

AMENDMENT NO. 1 TO
RGGPLS HOLDING, INC.
STOCK BONUS PLAN & TRUST

     THIS AMENDMENT NO. 1 TO RGGPLS HOLDING, INC. STOCK BONUS PLAN & TRUST (the “Plan”) is made and effective as of February 28, 2005, by RGGPLS Holding, Inc. (the “Company”). Capitalized terms used but not defined herein have the meanings given to them in the Plan.

     WHEREAS, the Company is a holder of common stock of NationsHealth, Inc. (“NH Inc.”), par value $0.0001 per share (“Common Stock”), and is the grantor and trustee of the Trust.

     WHEREAS, concurrently herewith, NH Inc. is entering into that certain Investment Unit Purchase Agreement (the “Unit Purchase Agreement”) by and among, NH Inc., NationsHealth Holdings, L.L.C., a wholly-owned subsidiary of NH Inc. (“NH LLC”), US Pharmaceutical Group, L.L.C., a wholly-owned subsidiary of NH LLC (“USPG” and together with NH Inc. and NH LLC, the “Issuers”), and MHR Capital Partners LP and OTQ LLC (the “Investors”), pursuant to which the Issuers will sell to the Investors, and the Investors will purchase from the Issuers, investment units consisting in the aggregate of (x) $15,000,000 in principal amount of 7 3/4% Convertible Secured Notes and (y) 1,785,714 shares of Common Stock (the “Shares”).

     WHEREAS, concurrently herewith, the Trust is entering into that certain Stock Transfer Agreement by and between the Trust and USPG (the “Stock Transfer Agreement”), pursuant to which the Trust is transferring 174,646 shares of Common Stock held by it to USPG, for de minimis consideration, to be included as part of the Shares being sold to the Investors under the Unit Purchase Agreement.

     WHEREAS, concurrently herewith, certain other stockholders of NH Inc. are entering into separate Stock Transfer Agreements with USPG pursuant to which they are transferring an aggregate of 1,611,068 shares of Common Stock held by them to USPG to be included as part of the Shares being sold to the Investors under the Unit Purchase Agreement.

     WHEREAS, as a consequence of the transfer of shares of Common Stock under the Stock Transfer Agreement, the number of shares held by the Trust will be reduced from 2,006,893 to 1,832,247.

     WHEREAS, the Company wishes to amend the Plan to reflect the reduction in the number of shares held by the Trust.

     WHEREAS, each participant in the Plan has consented to reduce the number of Units granted to him or her in his or her Award by the same percentage that the number of shares held by the Trust is being reduced under this amendment to the Plan (with any partial Units being rounded downward).

     NOW THEREFORE, Section 2(d) of the Plan is hereby amended to reduce the number of shares issuable under the Plan from 2,006,893 to 1,832,247.

     Except as amended hereby, the Plan remains in full force and effect in accordance with its terms.

[signature page follows]

     By its signature below, the Company hereby amends the Plan as set forth herein and consents to (i) the partial revocation of the Trust established under the Section 6 of the Plan with respect to 174,646 shares and (ii) the transfer of such shares by the Trust for de minimis consideration pursuant to the Stock Transfer Agreement.

RGGPLS HOLDING, INC.
By:	/s/ Lewis P. Stone
	Name:	Lewis P. Stone
	Title:	Treasurer